Exhibit 23.1



               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 30 1998, which appears on page 16 of Plymouth Rubber Company's, Annual Report on Form 10-K for the fiscal year ended November 28, 1997.



/s/Price Waterhouse LLP
   Price Waterhouse LLP
   Boston, Massachusetts
   May 15, 1995